EXHIBIT 2(a)(2)

                    Certificate of Incorporation of the Registrant
                   -- Certificate of Amendment, dated May 4, 1995;
                    Certificate of Merger of Rand SBIC, Inc. into
                       Rand Capital Corporation, dated 9/27/94;
                       Certificate of Amendment, dated 4/25/96;
                       Certificate of Amendment, dated 4/17/97

                               CERTIFICATE OF AMENDMENT

                                        of the

                             CERTIFICATE OF INCORPORATION
                            ______________________________

                               Under Section 805 of the
                               Business Corporation Law
                            ______________________________



               Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Donald A. Ross and Dorothy Dann, being respectively the President and the Secretary and Treasurer of Rand Capital Corporation, do hereby certify as follows:

                    1.   The name of the corporation is RAND CAPITAL
                         CORPORATION

                    2.   The Certificate of Incorporation of the
                         corporation was filed by the Department of State of the State of New York on February 24, 1969.

                    3. The Certificate of Incorporation is hereby amended to increase the aggregate number of shares of Common Stock which the corporation shall have the authority to issue from 4,400,000, par value $.10 per share, to 7,000,000, par value $.10 per share. Except for the increase in the number of shares authorized, the corporation's Common Stock, par value $.10 per share, will not be affected in any manner by such amendment. The 500,000 shares of Preferred Stock, par value, $10.00 per share, that the corporation is authorized to issue (none of which have been issued), will not be affected by such amendment. To effect such amendment, Paragraph 4(a) of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                              "4(a).    The aggregate number of shares
                                        which the corporation shall have
                                        the authority to issue is SEVEN
                                        MILLION FIVE HUNDRED THOUSAND
                                        (7,500,000) shares, of which FIVE
                                        HUNDRED THOUSAND (500,000) shall be
                                        Preferred Stock, par value $10.00
                                        per share, and SEVEN MILLION
                                        (7,000,000) shall be Common Stock,
                                        par value $.10 per share."

                    4. The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 4th day of May 1995.

               IN WITNESS THEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under penalties of perjury this 4th day of May, 1995.



                                        s/Donald A. Ross
                                        ___________________________________
                                        Donald A. Ross, President



                                        s/Dorothy Dann
                                        __________________________________
                                        Dorothy Dann, Secretary and
                                        Treasurer

                                CERTIFICATE OF MERGER

                                          OF

                                   RAND SBIC, INC.

                                         INTO

                               RAND CAPITAL CORPORATION

                              _________________________

                               Under Section 905 of the
                               Business Corporation Law



                    The undersigned, Rand Capital Corporation, a New York

          corporation, being the holder of all of the outstanding shares of

          Rand SBIC, Inc., a New York corporation, does hereby certify:

                    1.   The name of the subsidiary corporation to be

          merged is Rand SBIC, Inc.  The name of the surviving corporation is Rand Capital Corporation.

                    2.   The designation and number of outstanding shares

          of each class of Rand SBIC, Inc. are 25 shares of Common Stock,

          without par value, all of which are owned by Rand Capital

          Corporation.

                    3.   The effective date of the merger shall be

          September 30, 1994.

                    4.   The certificate of incorporation of Rand SBIC,

          Inc. was filed by the Department of State of the State of New

          York on February 11, 1975.  The certificate of Incorporation of

          Rand Capital Corporation was filed by the Department of State of the State of New York on February 24, 1969.

                    5.   The Plan of Merger was adopted by the Board of

          Directors of Rand Capital Corporation, the surviving corporation.

                    IN WITNESS WHEREOF, the undersigned hereunto sign this

          certificate and affirm the statements made herein as true under the penalties of perjury this 27th day of September 1994.



                                        RAND CAPITAL CORPORATION



                                        By:  s/Donald A. Ross
                                             ---------------------------
                                             Donald A. Ross, President


                                        By:  s/Dorothy Dann
                                             ---------------------------
                                             Dorothy Dann, Secretary

                               CERTIFICATE OF AMENDMENT
                                        of the
                             CERTIFICATE OF INCORPORATION
                               RAND CAPITAL CORPORATION
                            ______________________________

                               Under Section 805 of the
                               Business Corporation Law

               Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Allen F. Grum and Robin K. Penberthy, being respectively the President and the Secretary of Rand Capital Corporation, do hereby certify as follows:

               1.   The name of the corporation is RAND CAPITAL
                    CORPORATION.

               2. The Certificate of Incorporation of the corporation was filed by the Department of State of the State of New York on February 24, 1969.

               3. The Certificate of Incorporation of the corporation is hereby amended to add a new Paragraph 7 with respect to elimination of personal liability of the directors of the corporation. To effect this amendment, Paragraph 7 is hereby added which shall read in its entirety as follows:

                    "7. To the fullest extent now or hereafter permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity."

               4. The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at the annual meeting of shareholders duly called and held on the 25th day of April 1996.


               IN WITNESS THEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under penalties of perjury this 25th day of April, 1996.


                                        s/Allen F. Grum
                                        ----------------------------
                                        Allen F. Grum, President


                                        s/Robin K. Penberthy
                                        -----------------------------
                                        Robin K. Penberthy, Secretary

                               CERTIFICATE OF AMENDMENT
                                        of the
                             CERTIFICATE OF INCORPORATION
                                          of
                               RAND CAPITAL CORPORATION
                             ___________________________
                               Under Section 805 of the
                               Business Corporation Law


               Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Allen F. Grum, and Robin K. Penberthy, being respectively the President and the Secretary and Treasurer of Rand Capital Corporation, do hereby certify as follows:


               1.   The name of the corporation is RAND CAPITAL
                    CORPORATION.

               2. The Certificate of Incorporation of the corporation was filed by the Department of state of the State of New York on February 24, 1969.

               3. The Certificate of Incorporation of the corporation is hereby amended to increase the aggregate number of shares of Common Stock which the corporation shall have the authority to issue from 7,000,000, par value $.10 per share, to 10,000,000, par value $.10 per share. Except for the increase in the number of shares authorized, the corporation's common stock, par value $.10 per share, will not be affected in any manner by such amendment. The 500,000 shares of Preferred Stock, par value, $10.00 per share, that the corporation is authorized to issue (none of which have been issued), will not be affected by such amendment. To effect such amendment, Paragraph 4 (a) of the Certificate of Incorporation is hereby amended to read in its entirely as follows:

                    "4.(a). The aggregate number of shares which the corporation shall have the authority to issue is TEN MILLION FIVE HUNDRED THOUSAND (10,500,000) shares, of which FIVE HUNDRED THOUSAND (500,000) shall be Preferred Stock, par value $10.00 per share, and TEN MILLION (10,000,000) shall be Common Stock, par value $.10 per share."

               4. The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 17th day of April 1997.


          IN WITNESS THEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under penalties of perjury this 17th day of April, 1997.


                                             S/Allen F. Grum
                                             __________________________
                                             Allen F. Grum, President

                                             S/Robin K. Penberthy
                                             __________________________
                                             Robin K. Penberthy, Secretary
                                             and Treasurer